Exhibit 99.1

MOVE, INC. REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Seventh Straight Quarter of Sequential Revenue Growth

Q2 revenue $57.5 million – growth of 17% year-over-year

SAN JOSE, Calif., August 1, 2013 - Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•                  Q2 Revenue increased 17% to $57.5 million

•                  Q2 2013 represented the seventh consecutive quarter of sequential revenue growth

•                  Consumer Advertising revenue increased 8% year-over-year to $44.6 million

•                  Software and Services revenue increased 57% year-over-year to $12.9 million

•                  Non-GAAP Adjusted EBITDA was $7.0 million

•                  Average monthly unique users of Move’s web and mobile sites grew 18% year-over-year to nearly 29 million in the second quarter

“The second quarter was a strong quarter for Move, with both consumer advertising revenue and software and services revenue growing well, resulting in our seventh straight quarter of sequential revenue growth,” said Steve Berkowitz, CEO of Move.  “We are very excited about our continued growth and believe we are in a great position to capitalize on the healthy market opportunity in front of us.”

Second Quarter 2013 Financial Results

Revenue for the quarter was $57.5 million, an increase of $8.2 million, or 17%, from $49.3 million in the second quarter of 2012.  Revenue from Consumer Advertising products increased 8% to $44.6 million in the second quarter of 2013 compared to the same period in 2012.  Revenue from Software and Services products increased 57% to $12.9 million compared to the second quarter of 2012.

Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) was $7.0 million in the second quarter of 2012.  As a percentage of revenue, Adjusted EBITDA was 12% in the second quarter of 2013.  Non-GAAP Earnings Per Share (“Adjusted Earnings Per Share”) was $0.11 per diluted share in the second quarters of 2013 and 2012.  Move has reported Adjusted EBITDA and Adjusted Earnings Per Share because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS SECOND QUARTER 2013 RESULTS	Page 2

Cash provided by operating activities was $6.7 million and $4.6 million for the quarters ended June 30, 2013 and 2012, respectively.

Operating and Business Results

•

Last week, the National Association of Realtors voted to modify the operating agreement to allow realtor.com® to further expand and enrich its content, allowing realtor.com® to compete more aggressively. The vote reaffirmed the NAR’s commitment to making realtor.com® the first and best online destination for real estate with the goal of connecting home buyers and sellers with Realtors.

•	Move grew unique users 18% year-over-year, to nearly 29 million, up from a 10% increase last quarter.
•	California Association of Realtors cited realtor.com® as the number one most useful internet site for Realtors. Of those surveyed, 31% of all buyers found their home on realtor.com®.
•

Launched new Advice and News blogs on realtor.com® to offer users expert tips on buying, selling, renting, financing and moving, expanding its focus on producing high-quality editorial content to answer consumers’ most pressing questions and growing its library of high-quality content for Realtors.

•	Renewed seven-year collaboration with top news website MSN to continue providing the most up-to-date and accurate real estate listings to MSN users.
•

Launched the realtor.com® rentals app for iOS and Android smartphones, giving consumers an elegant, photo-rich, and easy-to-use tool to search nearby rental apartments, homes, condos and townhomes on mobile devices, with approximately 90 percent of rentals listings data updated every 15 minutes.

•	Signed new FIND search appliance agreements with MLSs in San Francisco and Boston. Additionally, FIND service was rolled out in Chicago.
•

ListHub launched ListHub Global, giving ListHub’s 48,000 brokerage subscribers the opportunity to advertise listings internationally. A new agreement with Switzerland-based EdenHome represents ListHub’s first global offering, bringing ListHub customers exposure to a network of 23 portals in 19 countries.

•	Continued Top Producer Systems subscriber growth; Announced new agreement with Brampton Real Estate Board (BREB), providing BREB members with Top Producer® CRM lead management software.
•

Announced strategic agreement with Xceligent, Inc., a leading provider of proactively researched commercial real estate information and marketing, to launch enhanced commercial search functionality on realtor.com®.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS SECOND QUARTER 2013 RESULTS	Page 3

Business Outlook

For the quarter ending September 30, 2013, Move expects revenue of approximately $58 million and expects to report Adjusted EBITDA margins of approximately 11-12%.

For the year ending December 31, 2013, Move expects improved revenue of approximately $227-228 million and expects to report Adjusted EBITDA margin of approximately 12-13%.

Conference Call

As previously announced, Move will host a conference call, which will be broadcast live over the Internet today, Thursday, August 1, 2013.  To access the call, please dial (866) 652-5200, or outside the U.S. (412) 317-6060, five minutes prior to 2:00 p.m. Pacific Daylight Time.  A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 3:00 p.m. Pacific Daylight Time August 1, 2013, and 6:00 a.m. Pacific Daylight Time August 8, 2013, by calling (877) 344-7529 or (412) 317-0088, with Conference ID 10031550.  An audio archive of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted Earnings Per Share

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Move uses a non-GAAP measure of net income excluding net interest income, income tax expense and certain other noncash and nonrecurring items, principally depreciation, amortization and stock-based compensation and charges, which is referred to as Adjusted EBITDA.  Move also uses a non-GAAP measure of net income applicable to common shareholders excluding convertible preferred stock dividends and related accretion, amortization of intangible assets and stock-based compensation and charges, on a per share basis, which is referred to as Adjusted Earnings Per Share.  Additionally, the Company has presented a non-GAAP table of Financial Data for the three- and six-month periods ended June 30, 2013 and 2012 that extracts stock-based compensation and charges. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of Move’s current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations.  Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated.  Move, Inc. has reported Adjusted EBITDA and Adjusted Earnings Per Share because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS SECOND QUARTER 2013 RESULTS	Page 4

Unique Users

Move calculates total average monthly unique users across its network of websites and mobile apps as follows:  We count a unique user the first time an individual accesses one of our mobile applications using a mobile device during a calendar month and the first time an individual accesses one of our websites using a web browser during a calendar month.  If an individual accesses our mobile applications using different mobile devices within a given calendar month, the first instance of access by each such mobile device is counted as a separate unique user.  If an individual accesses our websites using different web browsers within a calendar month, the first instance of access by each such web browser is counted as a separate unique user.  If an individual accesses more than one of our websites from the same web browser in a calendar month, the first instance of access to each website is counted as a separate unique user.  We measure unique users to our mobile apps using Omniture.  We primarily measure unique users to our network of websites using Omniture.  We use Google Analytics to measure unique users to certain websites that amount to less than 5% of our total unique user metric.  Prior to the first quarter of 2013, we reported unique users using comScore measurements, rather than internal calculations.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on Move’s future results.  The forward-looking statements included in this press release are made only as of the date hereof.  Move cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS SECOND QUARTER 2013 RESULTS	Page 5

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE), the leader in online real estate, operates:  realtor.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHubTM, the leading syndicator of real estate listings; Moving.comTM; SeniorHousingNet; SocialBios; Doorsteps; TigerLead®; and TOP PRODUCER® Systems.  Move, Inc. is based in San Jose, California.

SOURCE Move, Inc.

Investor Relations Contact:

Marta Nichols

Marta.Nichols@move.com

408-558-7149

Media Contact:

Alison Schwartz

Alison.Schwartz@move.com

408-558-7209

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$57,490	$49,309	$111,728	$97,050
Cost of revenue(1)	13,809	9,628	26,497	19,273
Gross profit	43,681	39,681	85,231	77,777

Operating expenses:
Sales and marketing(1)	20,961	18,358	40,804	35,770
Product and web site development(1)	9,583	9,477	19,429	18,191
General and administrative(1)	11,985	10,162	23,523	21,050
Amortization of intangible assets	1,063	397	2,062	794
Total operating expenses	43,592	38,394	85,818	75,805
Operating income (loss)	89	1,287	(587)	1,972

Interest (expense) income, net	(13)	–	(27)	1
Earnings of unconsolidated joint venture	463	221	1,065	420
Other expense, net	(8)	(17)	(35)	(69)
Income before income taxes	531	1,491	416	2,324

Income tax expense	65	47	50	72

Net income	466	1,444	366	2,252

Convertible preferred stock dividend and related accretion	–	(24)	–	(942)
Net income applicable to common stockholders	$466	$1,420	$366	$1,310

Basic net income per share applicable to common stockholders	$0.01	$0.04	$0.01	$0.03

Diluted net income per share applicable to common stockholders	$0.01	$0.04	$0.01	$0.03

Shares used to calculate net income per share applicable to common stockholders:
Basic	39,480	38,697	39,293	38,592

Diluted	41,428	39,689	40,950	39,518

(1) Includes stock-based compensation and charges as follows:

Cost of revenue	$85	$68	$187	$122
Sales and marketing	587	904	1,098	1,193
Product and web site development	747	526	1,327	885
General and administrative	1,457	899	2,887	1,660
	$2,876	$2,397	$5,499	$3,860

MOVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash	$31,998	$27,122
Accounts receivable, net	12,962	11,759
Other current assets	9,283	7,215
Total current assets	54,243	46,096

Property and equipment, net	23,370	21,975
Investment in unconsolidated joint venture	4,805	4,924
Goodwill, net	39,030	38,560
Intangible assets, net	24,162	24,444
Other assets	769	870
Total assets	$146,379	$136,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,481	$4,741
Accrued expenses	19,047	20,512
Deferred revenue	7,614	8,520
Total current liabilities	34,142	33,773

Other noncurrent liabilities	5,055	5,086
Total liabilities	39,197	38,859

Stockholders’ equity:
Series A convertible preferred stock	–	–
Common stock	40	39
Additional paid-in capital	2,141,056	2,132,189
Accumulated other comprehensive income	157	219
Accumulated deficit	(2,034,071)	(2,034,437)
Total stockholders’ equity	107,182	98,010
Total liabilities and stockholders’ equity	$146,379	$136,869

MOVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2013	2012
	(unaudited)
Cash flows from operating activities:
Net income	$366	$2,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,918	4,913
Amortization of intangible assets	2,062	794
Provision for doubtful accounts	271	433
Stock-based compensation and charges	5,499	3,860
Earnings of unconsolidated joint venture	(1,065)	(420)
Return on investment in unconsolidated joint venture	602	255
Other noncash items	19	(22)
Changes in operating assets and liabilities:
Accounts receivable	(1,474)	(1,177)
Other assets	(1,284)	(656)
Accounts payable and accrued expenses	1,192	(584)
Deferred revenue	(835)	(942)
Net cash provided by operating activities	10,271	8,706

Cash flows from investing activities:
Purchases of property and equipment	(6,394)	(4,162)
Acquisitions, net of cash acquired	(2,250)	–
Return of investment in unconsolidated joint venture	582	724
Net cash used in investing activities	(8,062)	(3,438)

Cash flows from financing activities:
Principal payments on loan payable	(19)	(54)
Redemption of convertible preferred stock	–	(49,044)
Payment of dividends on convertible preferred stock	–	(882)
Proceeds from exercise of stock options	4,343	2,931
Tax payments related to net share settlements of equity awards	(647)	(481)
Repurchases of common stock	(1,010)	(69)
Net cash provided by (used in) financing activities	2,667	(47,599)

Change in cash and cash equivalents	4,876	(42,331)

Cash and cash equivalents, beginning of period	27,122	87,579

Cash and cash equivalents, end of period	$31,998	$45,248

MOVE, INC.

REVENUE BY TYPE

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue
Consumer advertising	$44,570	$41,103	$86,718	$80,548
Software and services	12,920	8,206	25,010	16,502
Total revenue	$57,490	$49,309	$111,728	$97,050

Percentage of revenue
Consumer advertising	78%	83%	78%	83%
Software and services	22%	17%	22%	17%
Total	100%	100%	100%	100%

MOVE, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income	$466	$1,444	$366	$2,252

Plus:
Stock-based compensation and charges	2,876	2,397	5,499	3,860
Depreciation	2,519	2,389	4,918	4,913
Amortization of intangible assets, including unconsolidated joint venture	1,063	595	2,062	1,189
Interest expense (income), net	13	–	27	(1)
Income tax expense	65	47	50	72
Non-GAAP Adjusted EBITDA	$7,002	$6,872	$12,922	$12,285

MOVE, INC.

RECONCILIATION OF EARNINGS PER SHARE TO NON-GAAP ADJUSTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income applicable to common stockholders	$466	$1,420	$366	$1,310

Plus:
Convertible preferred stock dividend and related accretion	–	24	–	942
Stock-based compensation and charges	2,876	2,397	5,499	3,860
Amortization of intangible assets, including unconsolidated joint venture	1,063	595	2,062	1,189
Non-GAAP adjusted net income applicable to common stockholders	$4,405	$4,436	$7,927	$7,301

Basic and diluted earnings per share	$0.01	$0.04	$0.01	$0.03

Non-GAAP adjusted basic earnings per share	$0.11	$0.11	$0.20	$0.19

Non-GAAP adjusted diluted earnings per share	$0.11	$0.11	$0.19	$0.18

Shares used to calculate earnings per share:
Basic	39,480	38,697	39,293	38,592
Diluted	41,428	39,689	40,950	39,518

MOVE, INC.

OPERATING RESULTS NET OF STOCK-BASED COMPENSATION AND CHARGES

(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2013			June 30, 2012
	(unaudited)			(unaudited)

	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$57,490	$–	$57,490	$49,309	$–	$49,309
Cost of revenue	13,809	(85)	13,724	9,628	(68)	9,560
Gross profit	43,681	85	43,766	39,681	68	39,749

Sales and marketing	20,961	(587)	20,374	18,358	(904)	17,454
Product and web site development	9,583	(747)	8,836	9,477	(526)	8,951
General and administrative	11,985	(1,457)	10,528	10,162	(899)	9,263
Amortization of intangibles	1,063	–	1,063	397	–	397
Total operating expenses	43,592	(2,791)	40,801	38,394	(2,329)	36,065

Operating income	$89	$2,876	$2,965	$1,287	$2,397	$3,684

	Six Months Ended			Six Months Ended
	June 30, 2013			June 30, 2012
	(unaudited)			(unaudited)

	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$111,728	$–	$111,728	$97,050	$–	$97,050
Cost of revenue	26,497	(187)	26,310	19,273	(122)	19,151
Gross profit	85,231	187	85,418	77,777	122	77,899

Sales and marketing	40,804	(1,098)	39,706	35,770	(1,193)	34,577
Product and web site development	19,429	(1,327)	18,102	18,191	(885)	17,306
General and administrative	23,523	(2,887)	20,636	21,050	(1,660)	19,390
Amortization of intangibles	2,062	–	2,062	794	–	794
Total operating expenses	85,818	(5,312)	80,506	75,805	(3,738)	72,067

Operating (loss) income	$(587)	$5,499	$4,912	$1,972	$3,860	$5,832

MOVE, INC.

AVERAGE MONTHLY UNIQUE USERS

(in thousands)

	Three Months Ended June 30,
	2013	2012	% Change
	(unaudited)

Unique users	28,781	24,290	18%